As filed with the Securities and Exchange Commission on May 17, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jiuzi Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	4953	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4F No. 1 Building, Jinsha Lake Business Center

Economic Technology District

Hangzhou, Zhejiang, 311103

People’s Republic of China
+86-0571-82651956

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Benjamin A. Tan Sichenzia Ross Ference LLP 1185 6th Avenue, 37th Floor New York, NY 10036 212-930-9700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-248416

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Ordinary Shares, par value US$0.001 per share	US$	1,000,000	US$	109.10
Underwriter’s Warrants(3)		-		-
Ordinary Shares underlying Underwriter’s Warrants	US$	62,500	US$	6.82
Total	US$	1,062,500	US$	115.92

(1)	The registrant previously registered securities at an aggregate offering price not to exceed $26,562,500 on a Registration Statement on Form F-1 (File No. 333-248416), which was declared effective on May 17, 2021 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,062,500 is hereby registered, which does not include the securities that the registrant previously registered on the Prior Registration Statement.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	We have agreed to issue to Boustead Securities, LLC, the Underwriter, warrants to purchase a number of ordinary shares equal to an aggregate of five percent (5%) of the ordinary shares sold in this offering. The warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering. The warrants are exercisable at a per share price of 125% of the offering price of the ordinary shares offered hereby. The Underwriter Warrant shall not be callable or cancellable.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-248416) initially filed by Jiuzi Holdings Inc. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on August 26, 2020, which was declared effective by the Commission on May 17, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference. The additional ordinary shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

23.1*	Consent of WWC, P.C.

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, on May 17, 2021.

Jiuzi Holdings Inc.

By:	/s/ Shuibo Zhang
Shuibo Zhang
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shuibo Zhang	Chief Executive Officer and Chairman of the Board of Director	May 17, 2021
Name: Shuibo Zhang	(Principal Executive Officer)

/s/ Francis Zhang	Chief Financial Officer	May 17, 2021
Name: Francis Zhang	(Principal Accounting and Financial Officer)

/s/ Qi Zhang	Chief Operating Officer	May 17, 2021
Name: Qi Zhang

/s/ Kezhen Li	Director	May 17, 2021
Name: Kezhen Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on May 17, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Title:	Colleen A. De Vries Senior Vice President

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